UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 24, 2009
Orbit/FR, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-22583 (Commission File Number)	23-2874370 (I.R.S. Employer Identification Number)

506 Prudential Road, Horsham, Pennsylvania (Address of Principal Executive Offices)	19044 (Zip Code)
(215) 674-5100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01.	Changes in Registrant’s Certifying Accountant
On September 29, 2009, Orbit/FR, Inc. (the “Company”) reported in a Current Report on Form 8-K (the “Original 8-K”) that on September 24, 2009, the board of directors of Orbit/FR Engineering, Ltd. (“Engineering”), the wholly owned Israeli subsidiary of the Company, recommended that the Company approve, and, upon recommendation of the audit committee of the Board of Directors of the Company, the Company in its capacity as the sole shareholder of Engineering approved, effective immediately, (i) the dismissal of Kost Forer Gabbay & Kasierer (“Kost”) as the Engineering’s independent registered public accounting firm, and (ii) approved the engagement of Ziv Haft Certified Public Accountants (Isr.) (which such firm the Company referred to as “BDO Ziv Haft” in the Original 8-K) as Engineering’s independent registered public accounting firm for the year ending December 31, 2009 and for all interim periods beginning with the quarter ending September 30, 2009.
The Company provided Kost with a copy of the disclosures set forth in the Original 8-K, which are incorporated herein by reference, and requested that Kost provide a letter to the Securities and Exchange Commission regarding its agreement with such statements. The Company is amending the Original 8-K to include a copy of such letter from Kost which is dated September 29, 2008 but which was not received by the Company until October 29, 2009. A copy of such letter is attached hereto as Exhibit 16.1.
Section 9. Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description of Exhibit
Exhibit 16.1	Letter from Kost Forer Gabbay & Kasierer to the Securities and Exchange Commission dated September 29, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2009	ORBIT/FR, INC.
	By:	/s/ Per O. Iversen
		Name:	Per O. Iversen
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
Exhibit 16.1	Letter from Kost Forer Gabbay & Kasierer to the Securities and Exchange Commission dated September 29, 2009